Exhibit 10.27

PREPARED BY AND UPON RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft

227 West Trade Street, Suite 2400

Charlotte, North Carolina 28202

Attention: Jeffrey Lee, Esq.

DEERFIELD LUXURY TOWNHOMES, LLC,

as Mortgagor

to

DEUTSCHE BANC MORTGAGE CAPITAL, L.L.C.,

as Mortgagee

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Date: March 30, 2007

TABLE OF CONTENTS

		Page

ARTICLE I

TAXES AND UTILITIES

1.1	Payment of Taxes	4
1.2	Tax and Insurance Impound Account	5
1.3	Payment of Utilities, Assessments, Charges, Etc.	5
1.4	Additional Taxes	5

ARTICLE II

INSURANCE

2.1	Insurance	6

ARTICLE III

CASUALTY AND CONDEMNATION

3.1	Casualty and Condemnation	9

ARTICLE IV

ENVIRONMENTAL MATTERS

4.1	Hazardous Waste and Other Substances	12

ARTICLE V

RESERVES

5.1	Intentionally Deleted	16
5.2	Replacement Reserve	16
5.3	Repair and Remediation Reserve	19
5.4	Permitted Investments	20

ARTICLE VI

RENTS; LEASES; ALIENATION

6.1	Rents and Profits	22

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6.2	Leases	22
6.3	Alienation and Further Encumbrances	24
6.4	Easements and Rights-of-Way	27

ARTICLE VII

PROPERTY MANAGEMENT

7.1	Management	27

ARTICLE VIII

INDEMNIFICATION

8.1	Indemnification; Subrogation	28

ARTICLE IX

REPORTING

9.1	Access Privileges and Inspections	29
9.2	Financial Statements and Books and Records	30

ARTICLE X

WARRANTIES AND COVENANTS

10.1	Warranties of Mortgagor	31
10.2	Waste; Alteration of Improvements	34
10.3	Zoning	34
10.4	Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Mortgagor	35
10.5	Intentionally Deleted	38
10.6	Intentionally Deleted	38
10.7	Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Deerfield Townhomes, Inc. (“Managing Member”)	38
10.8A.	Mortgagor	41
10.9A.	Managing Member	43

ARTICLE XI

FURTHER ASSURANCES

11.1	Defense of Title	45
11.2	Performance of Obligations	46
11.3	Construction Liens	46

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11.4	Further Documentation	46
11.5	Payment of Costs; Mortgagee’s Right to Cure	47
11.6	Compliance with Laws	48
11.7	Attorney-in-Fact Provisions	48

ARTICLE XII

PAYMENT; DEFEASANCE; PREPAYMENT

12.1	Payment of the Notes	49
12.2	Computation of Interest	49
12.3	Application of Payments	49
12.4	Prepayment	49
12.5	Defeasance	50

ARTICLE XIII

SECURITY PROVISIONS

13.1	Security Interest	53
13.2	Security Agreement	53
13.3	Fixture Filing	54
13.4	Secured Indebtedness	55

ARTICLE XIV

DEFAULT

14.1	Events of Default	55

ARTICLE XV

REMEDIES

15.1	Remedies Available	57
15.2	Application of Proceeds	59
15.3	Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney	60
15.4	Occupancy After Foreclosure	61
15.5	Notice to Account Debtors	61
15.6	Cumulative Remedies	62
15.7	Payment of Expenses	62
15.8	Mortgagor’s Waivers	62
15.9	Submission to Jurisdiction; Waiver of Jury Trial	63

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ARTICLE XVI

MISCELLANEOUS TERMS AND CONDITIONS

16.1	Time of Essence	64
16.2	Release of Mortgage	64
16.3	Notices	64
16.4	Successors and Assigns; Joint and Several Liability	64
16.5	Severability	65
16.6	Gender	65
16.7	Waiver; Discontinuance of Proceedings	65
16.8	Section Headings	65
16.9	Governing Law	66
16.10	Counting of Days	66
16.11	Relationship of the Parties	66
16.12	Unsecured Portion of Indebtedness	66
16.13	Cross Default	66
16.14	Inconsistency with Other Loan Documents	66
16.15	No Merger	66
16.16	Rights With Respect to Junior Encumbrances	66
16.17	Mortgagee May File Proofs of Claim	66
16.18	Intentionally Omitted	67
16.19	Counterparts	67
16.20	Recording and Filing	67
16.21	Entire Agreement and Modifications	67
16.22	Maximum Interest	67
16.23	Non-Recourse Provisions	68
16.24	Certain Matters Relating to Property Located in the State of Minnesota	68

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INDEX OF DEFINITIONS

“ACM’s” - Section 4.1(i)

“Assignment” - Section 6.1

“Buyer” - Section 6.3(b)(2)

“Code” - Section 12.5

“CERCLA” - Section 4.1(a)

“Collateral” - Section 13.1

“Contracts” - Paragraph 9 of the granting clause

“Debt” - Last paragraph of the securing clause

“Default” - Section 1.2

“Default Interest Rate” - As defined in the Note

“Defeasance Collateral” - Section 12.5(C)(2)

“Defeasance Security Agreement” - Section 12.5(C)(1)

“Deferred Maintenance” - Section 5.3

“Engineering Report” - Section 5.3

“Environmental Indemnity Agreement” - Section 4.1(h)

“Environmental Laws” - Section 4.1(a)

“General Intangibles” - Paragraph 11 of the granting clause

“Hazardous Substances” - Section 4.1(a)

“Impound Account” - Section 1.2

“Improvements” - Paragraph 2 of the granting clause

“Indemnitor” - Section 10.1(b)

“Interest” - Section 16.22

“Lead Based Paint” - Section 4.1(g)

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“Lead Based Paint Report” - Section 4.1(j)

“Lease; Leases” - Paragraph 8 of the granting clause

“Loan” - Last paragraph of the securing clause

“Licenses” - Section 10.1(f)

“Loan Documents” - Paragraph B of the securing clause

“Maintenance Program” - Section 4.1(i)

“Maturity Date” - As defined in the Note

“Monthly Payment” - As defined in the Note

“Property” - First paragraph of the granting clause

“Note” - Paragraph A of the securing clause

“O&M Plan” - Section 4.1(k)

“Payment Date” - As defined in the Note

“Permitted Encumbrances” - Section 10.1(a)

“Permitted Materials” - Section 4.1(a)

“Premises” - Paragraph 1 of the granting clause

“Release Date” - Section 12.5(A)

“REMIC” - Section 12.5

“Rent Roll” - Section 10.1(t)

“Rents and Profits” - Paragraph 8 of the granting clause

“Repair and Remediation Reserve” - Section 5.3

“Replacement Reserve” - Section 5.2(a)

“Replacements” - Section 5.2(a)

“Reserves” - Section 5.2(c)

“Revised Interest Rate” - Section 12.2

“Sale” - Section 6.3(b)

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“Stub Interest” - As defined in the Note

“Tenant; Tenants” - Paragraph 8 of the granting clause

“UCC” - Paragraph 7 of the granting clause

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MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (this “Mortgage”) is dated as of March 30, 2007 and is given by DEERFIELD LUXURY TOWNHOMES, LLC, a Delaware limited liability company whose address is 25 Philips Parkway, Montvale, New Jersey 07645 ( “Mortgagor”), to DEUTSCHE BANC MORTGAGE CAPITAL, L.L.C., a Delaware limited liability company, as beneficiary, and its successors and/or assigns (“Mortgagee”), whose mailing address is 60 Wall Street, 10th Floor, New York, New York 10005.

W I T N E S S E T H:

In order to secure:

(A) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof is hereinafter referred to as the “Note”) of even date with this Mortgage, made by Mortgagor payable to the order of Mortgagee in the principal face amount of NINETEEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($19,750,000.00), together with interest as therein provided;

(B) The full and prompt payment when due and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (the Note, this Mortgage, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums herein or therein covenanted to be paid;

(C) Any and all additional advances made by Mortgagee to protect or preserve the Property or the lien or security interest created hereby on the Property, in accordance with the Loan Documents, or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Property at the time of such advances); and

(D) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due.

(All of the sums and covenants referred to in Paragraphs (A) through (D) above are herein referred to as the “Debt” or the “Loan”);

And in consideration of the Debt and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby irrevocably grants, bargains, sells, conveys, transfers, pledges, sets over and assigns to Mortgagee, WITH POWER OF SALE, and creates a security interest in, all of Mortgagor’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Mortgagor (collectively, the “Property”):

(1) All that certain real property situated in the County of St. Louis, State of Minnesota, more particularly described in Exhibit A attached hereto (the “Premises”), together with all of the easements, rights and appurtenances now or hereafter in any way appertaining thereto, either at law or in equity, whether now owned or hereafter acquired by Mortgagor;

(2) All structures, buildings and improvements of every kind and description now or at any time hereafter located on the Premises (the “Improvements”);

(3) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part thereof, and all estates, rights, interests and appurtenances, reversions and remainders whatsoever, in any way belonging or appertaining to the Property or any part thereof, whether now owned or hereafter acquired by Mortgagor;

(4) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired by Mortgagor;

(5) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

(6) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements;

(7) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings and all appliances, communication, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and sprinkler and fire and theft protection equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements except to the extent any of the same constitute fixtures) (collectively, the “Equipment”). To the extent any portion of the Equipment is not deemed real property or Fixtures under applicable law, it shall be deemed to be personal property, and this Mortgage shall be deemed to constitute a security agreement for the purposes of creating a security interest therein in favor of Mortgagee under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”);

(8) All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the

Improvements (each, a “Lease” and collectively, “Leases”), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the “Rents and Profits”) of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or any of the General Intangibles and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a “Tenant” and collectively, “Tenants”), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 6.1 hereinbelow;

(9) All contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the “Contracts”) and the Property Management Agreement (as defined herein) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including all architectural renderings, models, specifications, plans, drawings, surveys, tests, reports, data, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

(10) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

(11) All present and future funds, accounts, instruments, accounts receivable, documents, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) (collectively, the “General Intangibles”);

(12) All insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon;

(13) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Replacement Reserve and the Repair and Remediation Reserve and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements;

(14) All present and future monetary deposits given by Mortgagor to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

(15) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards to be disbursed in accordance with the terms hereof;

(16) All other or greater rights and interests of every nature in the Premises and the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

TO HAVE AND TO HOLD the Property unto Mortgagee, its respective successors and assigns forever, in fee simple, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property, subject only to the Permitted Encumbrances, to Mortgagee against every person whomsoever may lawfully claim the same or any part thereof;

PROVIDED, HOWEVER, that if the Debt shall have been paid and performed in full, then, in such case, the liens, security interests, estates and rights granted by this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall promptly satisfy and release this Mortgage of record and the lien hereof by proper instrument.

For the purpose of further securing the Debt for so long as the Debt or any part thereof remains incomplete or unpaid, Mortgagor covenants and agrees as follows:

ARTICLE I

TAXES AND UTILITIES

1.1 Payment of Taxes. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.2 below, all taxes and assessments which are or may become a lien on any portion of, or interest in, the Property or which are assessed against or imposed upon any portion of, or interest in the Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its good faith, reasonable opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Mortgagee therein and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account an amount reasonably determined by Mortgagee to be adequate to cover the payment of such tax or assessment and an additional sum sufficient in the sole but reasonable judgment of Mortgagee to cover possible interest, costs and penalties; provided, however, that taxes, assessments, interest, costs and penalties owing shall be paid by Mortgagor prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

1.2 Tax and Insurance Impound Account. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the “Impound Account”) with Mortgagee for payment of real estate taxes and assessments and insurance on the Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount reasonably determined by Mortgagee. Commencing on the first Payment Date under the Note and continuing thereafter on each subsequent Payment Date, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one- twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as reasonably estimated and determined by Mortgagee. So long as no Event of Default is continuing, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a “Default”), all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof (or promptly after such bill, invoice or statement is received by Mortgagor), of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred and is continuing and not been waived, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor.

1.3 Payment of Utilities, Assessments, Charges, Etc. Mortgagor shall pay or cause to be paid, prior to delinquency all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

1.4 Additional Taxes. In the event of the enactment after the date hereof of any law imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or security agreements or the interest of the Mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the Debt or Mortgagee, then, and in any such event, Mortgagor, within twenty (20) days after receipt of written demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if, in the reasonable opinion of counsel for Mortgagee, (a) it might be unlawful to require Mortgagor to make such payment or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full ninety (90) days from the giving of such notice, and, in connection with such payment of the Debt, no prepayment premium or fee shall be due.

ARTICLE II

INSURANCE

2.1 Insurance. Mortgagor shall, at Mortgagor’s expense, maintain in force and effect on the Property at all times while this Mortgage continues in effect the following insurance:

(a) Insurance against loss or damage to the Property by fire, windstorm, lightning, tornado and hail and against loss and damage by such other, additional risks as may be now or hereafter embraced by an “all-risk” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee’s election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion in order to reflect increased value due to inflation. In addition, each policy shall contain inflation guard coverage. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Mortgagor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personality or fixtures) included in the Property and owned by Mortgagor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of co-insurance provisions, all subject to Mortgagee’s approval. The maximum deductible shall be $25,000, except as specified otherwise.

(b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000 per occurrence and $2,000,000 in the aggregate plus umbrella coverage in an amount not less than $2,000,000. Mortgagee hereby retains the right to periodically review the amount of said liability insurance and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be customary and reasonably prudent under then existing circumstances.

(c) Boiler and machinery insurance (including explosion coverage), if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the

Improvements housing such boiler or pressure-fired machinery or $2,000,000. If one or more HVAC units is in operation at the Premises, “Systems Breakdowns” coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the replacement value of such unit(s).

(d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (“SFHA,” i.e.; Zones A or V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $10,000 per building or a higher amount as required by FEMA or other applicable law. If the Improvements or any part thereof is situated in an area designated by FEMA as an SFHA, excess flood coverage shall be required to compensate for any damage or loss on a replacement basis to the extent required by Section 2.1(a) hereof (or the unpaid balance of the Note if replacement cost coverage is not available for the type of building insured), which excess flood coverage must include business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for all Rents of existing tenants as evidenced by a current Rent Roll for a period of eighteen (18) months.

(e) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Mortgagee’s request, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Mortgagee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Mortgagee, shall be required.

(f) Worker’s Compensation and Employer’s Liability Insurance covering all appropriate persons.

(g) Business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for the greater of (i) gross revenues for twelve (12) months, or (ii) twelve (12) months of operating expenses including debt service. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding eighteen (18) month period.

(h) Earthquake insurance for properties located in earthquake zones 3 and 4 with Probable Maximum Loss (“PML”) in excess of 20%, as determined by seismic reports. The amount of coverage shall be based on the PML percentage times the replacement cost up to the full replacement cost (insurable value). Wind, sinkhole, and mine subsidence coverage shall be required for properties located in areas prone to those geological phenomena. Maximum deductibles for these types of coverages shall be the lowest deductible available in the area in which the Property is located.

(i) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Mortgagee based on customary types of insurance requested for properties similarly situated against other insurable hazards or casualties which at the time are commonly insured against in the case of properties similarly situated including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of Improvements, their construction, location, use and occupancy.

(j) Insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available and is then being required by lenders for similarly situated multifamily properties in the same or similar locales.

All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and which have and maintain a rating of at least AA by Standard & Poor’s (or equivalent), (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the reasonable approval of Mortgagee as to insurance companies, amounts, content, forms of policies and expiration dates, and (v) include a standard, union non-contributory, mortgagee clause naming EXACTLY:

DEUTSCHE BANC MORTGAGE CAPITAL, L.L.C.,

60 Wall Street

11th Floor

New York, New York 10005

(or such other servicer designated from time to time by Mortgagee in writing)

(a) as an additional insured under all liability insurance policies, (b) as the first mortgagee and additional insured or insured mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

Mortgagor shall, as of the date hereof, deliver to Mortgagee evidence that said insurance policies have been prepaid as required above with original certificates signed by an authorized agent of the applicable insurance companies evidencing such insurance in form reasonably satisfactory to Mortgagee. Certified copies of such policies must be delivered to Mortgagee within thirty (30) days of the date hereof. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Mortgagor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days’ prior written notice to Mortgagee prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor or any other person which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Mortgagee; (iv) in the event that the Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance and law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages; and (v) may be in the form of a blanket policy, provided that, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy and the blanket policy must properly identify and fully protect the Property as if a separate policy were issued for one hundred percent 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee’s applicable insurance requirements set forth in this Section 2.1. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Mortgagor to Mortgagee as further security for the Debt. In the event of the foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their replacement or renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, within ten (10) days of receipt of written demand by Mortgagee. Mortgagee shall not be responsible for nor incur any liability for the failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, conditioned or delayed, provided that (i) Mortgagee is a named insured on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

ARTICLE III

CASUALTY AND CONDEMNATION

3.1 Casualty and Condemnation. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. All insurance proceeds on the Property, exceeding $250,000 and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any diminution in value of the Property, exceeding $250,000 are hereby assigned to and shall be paid to Mortgagee, except as otherwise set forth herein. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or, upon written notice to Mortgagor, in Mortgagor’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments reasonably required to permit such participation; provided, however, that, so long as no Default or Event of Default shall have occurred and not been waived, Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $500,000. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its reasonable, out-of-pocket costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a) In the event that less than twenty-five percent (25%) of the Improvements located on the Premises have been destroyed or less than fifteen percent (15%) of the Improvements located on the Premises have been taken:

1. no Event of Default is continuing hereunder or under any of the other Loan Documents and has not been waived, and

2. the Property can, in Mortgagee’s reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) nine (9) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

3. all necessary governmental approvals can be obtained to allow the rebuilding and re-occupancy of the Property as described in subsection (2) above, and

4. there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which (or security for which) shall, at Mortgagee’s option, have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any reasonable, out-of-pocket costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

5. the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, and

6. in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $500,000, Mortgagor shall have delivered to Mortgagee, at Mortgagor’s sole cost and expense, an appraisal report from an appraiser reasonably satisfactory to Mortgagee in form and substance reasonably satisfactory to Mortgagee appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Mortgagee in its determination to make the loan secured hereby, and

7. Mortgagor so elects by written notice delivered to Mortgagee within ten (10) business days after settlement of the aforesaid insurance or condemnation claim, then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be reasonably required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee (which approval shall not unreasonably withheld, conditioned or delayed) of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, all in form and substance reasonably satisfactory to Mortgagee in its good faith discretion, with any remainder being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute but good faith discretion.

(b) In all other cases, namely, in the event that more than fifteen percent (15%) of the Improvements located on the Premises have been taken or more than twenty-five percent (25%) destroyed or Mortgagor does not elect to restore or repair the Property pursuant to subparagraph (a) above or otherwise fails to meet the requirements of subparagraph (a) above, then, in any of such events, Mortgagee may elect, in Mortgagee’s absolute discretion and without regard to the adequacy of Mortgagee’s security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Property pursuant to the provisions of Section 3.1(a)(7) above, require Mortgagor to restore or repair the Property in the manner and upon such terms and conditions as would be reasonably required by a prudent interim construction lender, including, but not limited to, the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee’s reasonable costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee (which approval shall not be unreasonably withheld, conditioned, or delayed) of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee in its good faith discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

Any reduction in the Debt resulting from Mortgagee’s application of any sums received by it hereunder shall not be subject to any prepayment penalty and shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Mortgagor elects or Mortgagee directs Mortgagor to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for such purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all reasonable costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair. Mortgagor agrees to execute and deliver from time to time such further instruments as may be reasonably requested by Mortgagee to confirm the assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Subject to the terms herein, Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor, with full power of substitution, subject to the terms of this Article III, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

ARTICLE IV

ENVIRONMENTAL MATTERS

4.1 Hazardous Waste and Other Substances.

(a) Mortgagor hereby represents and warrants to Mortgagee that, as of the date hereof: (i) to the best of Mortgagor’s knowledge, information and belief, and except as otherwise set forth in the Phase I environmental site assessment procured by Mortgagee prior to the date hereof in connection with the making of the Loan (the “Environmental Report”): (i) none of Mortgagor nor the Property nor any Tenant at the Premises nor the operations conducted thereon has at any time been or presently is in direct or indirect violation of or otherwise exposed to any liability under any applicable local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment (collectively, “Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. § 11001 et seq.). the Endangered Species Act (16 U.S.C. § 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) or the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), or any regulations promulgated pursuant to said laws, all as amended from time to time; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination), except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such use could not reasonably be expected to give rise to liability under Environmental Laws (“Permitted Materials”); (iii) the Property is not subject to any private or governmental lien arising under Environmental Laws; (iv) there is no pending, nor, to Mortgagor’s knowledge, information or belief, threatened in writing litigation arising under Environmental Laws affecting Mortgagor or the Property; there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Property; (v) Mortgagor has received no notice of, and to the best of Mortgagor’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim; and (vi) Mortgagor has received no notice of and, to the best of Mortgagor’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim.

(b) Mortgagor has not received nor, to the best of Mortgagor’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

(c) Neither the Property, nor to the best of Mortgagor’s knowledge, information and belief, any property to which Mortgagor has, in connection with the maintenance or operation of the Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances to, is listed or, to the best of Mortgagor’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

(d) Mortgagor shall comply with all applicable Environmental Laws. Mortgagor shall keep or cause the Property to be kept free from Hazardous Substances (except Permitted Materials).

(e) Mortgagor shall promptly notify Mortgagee of (i) the actual or potential existence of any Hazardous Substances on the Property other than Permitted Materials, (ii) any violation relating to the Property of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Mortgagor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws arising from any condition or activity on the Property, (iv) the institution of any investigation, inquiry or proceeding concerning Mortgagor or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Mortgage incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Mortgagor shall deliver to Mortgagee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Property or to Mortgagor. Mortgagor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that is reasonably likely to give rise to liability under Environmental Laws. Without limiting the foregoing, Mortgagor shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be reasonably necessary or prudent, for the clean-up of Hazardous Substances (other than Permitted Materials) affecting any and all portions of the Property or other affected property affected by Hazardous Substances located or released in, on, upon or emanating from the Property; including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Mortgagee, provided, however, so long as Mortgagor has complied with all Environmental Laws, Mortgagee shall be deemed satisfied) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances, the presence of which violates Environmental Laws, or otherwise brought into conformance with Environmental Laws. Mortgagor hereby grants to Mortgagee and its agents and employees access during reasonable times on reasonable notice to the Property and a license to remove any items deemed by Mortgagee to be Hazardous Substances, the presence of which violates Environmental Laws, and to do all things Mortgagee shall reasonably deem necessary to bring the Property into conformance with Environmental Laws.

(f) Mortgagor covenants and agrees, at Mortgagor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and reasonable out-of-pocket disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas affected by Hazardous Substances located or released in, on, upon or emanating from the Property, regardless of whether or not caused by or within the control of Mortgagor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Mortgagor or any operations conducted on the Property at any time; (iv) the failure by Mortgagor to comply fully with the terms and conditions of this Section 4.1; (v) the material breach of any representation or warranty contained in this Section 4.1; and (vi) the enforcement of this Section 4.1. The indemnity set forth in this Section 4.1 shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 4.1. Notwithstanding the foregoing, Mortgagor shall not be required to indemnify Mortgagee to the extent such liability arises out of the gross negligence or willful conduct of Mortgagee. Mortgagee’s rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

(g) Upon Mortgagee’s request, at any time after the occurrence of an Event of Default which has not been cured or waived or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances other than Permitted Materials are or have been released, stored or disposed of on the Property, or on property affecting the Property, or that the Property may be in violation of the Environmental Laws, Mortgagor shall perform or cause to be performed, at Mortgagor’s sole cost and expense and in scope, form and substance reasonably satisfactory to Mortgagee, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm reasonably approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint (“Lead Based Paint”) on the Property. If Mortgagor fails to provide reports of such inspection or audit within thirty (30) days after receipt of such request, Mortgagee may order the same at Mortgagor’s expense, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Property and an irrevocable license to undertake such inspection or audit.

(h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith from Mortgagor and Ezra Beyman for the benefit of Mortgagee (the “Environmental Indemnity Agreement”). The provisions of this Mortgage and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Mortgagee.

(i) If, prior to the date hereof it was determined that the Property contains asbestos containing materials (“ACM’s”), Mortgagor covenants and agrees, if necessary under such guidelines, to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the “Maintenance Program”) designed by an environmental consultant, reasonably satisfactory to Mortgagee, with respect to ACM’s, consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Debt secured hereby is repaid in full or assigned pursuant to the terms of the Loan Documents. If, at any time hereafter, ACM’s are suspected of being present on the Property, Mortgagor agrees to institute, within forty-five (45) days of such discovery, a Maintenance Program. In furtherance of the foregoing, Mortgagor shall inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s shall be maintained in a condition that prevents exposure of occupants to ACM’s at all times. Without limiting the generality of the preceding sentence, Mortgagee may require (i) periodic notices or reports to Mortgagee in form, substance and at such intervals as Mortgagee may reasonably specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Mortgagor’s sole expense, supplemental examination of the Property by consultants reasonably approved by Mortgagee, and (iv) variation of the operations and maintenance program in response to the reports provided by any such consultants.

(j) If, prior to the date hereof, it was determined that the Property contains Lead Based Paint, Mortgagor had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is suspected of being present on the Property, Mortgagor agrees, at its sole cost and expense and within thirty (30) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, reasonably acceptable to Mortgagee.

(k) Mortgagor agrees that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Mortgagor shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, reasonably acceptable to Mortgagee (together with any Lead Based Paint Report, the “O&M Plan”). If an O&M Plan has been prepared prior to the date hereof, Mortgagor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof. Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

ARTICLE V

RESERVES

5.1 Intentionally Deleted.

5.2 Replacement Reserve.

(a) As additional security for the Debt, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a capital improvement reserve (the “Replacement Reserve”) with Mortgagee for payment of costs and expenses incurred by Mortgagor in connection with the performance of work which would normally be treated as a capital improvement under generally accepted accounting principles, consistently applied (collectively, the “Replacements”). Commencing on the first Payment Date under the Note and continuing on each Payment Date thereafter, Mortgagor shall pay to Mortgagee, in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $3,459.00 on each Payment Date. So long as no Default or Event of Default has occurred and is continuing and then exists and has not been waived, Mortgagee shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in performing Replacements within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor in a form approved in writing by Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed that the applicable item of Replacement has been completed; (b) the delivery to Mortgagee of invoices, receipts or other evidence reasonably satisfactory to Mortgagee, verifying the cost of performing the Replacements; (c) for disbursement requests in excess of $50,000, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid, or upon the making of the requested disbursements, will be paid, all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $50,000, delivery to Mortgagee of a certification from an inspecting architect or other third party reasonably acceptable to Mortgagee describing the completed Replacements and verifying the completion of the Replacements and the value of the completed Replacements; and (e) for disbursement requests in excess of $50,000, delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Replacements, if said new certificate of occupancy is required by law, or an architect’s certification by Mortgagor that no new certificate of occupancy is required. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor’s expense, make or cause to be made during the term of this Mortgage an annual inspection of the Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Replacements of the Property; such inspection to be no more frequent than once in any calendar year unless an Event of Default shall have occurred and is continuing and not been waived. In the event that such inspection reveals, in Mortgagee’s reasonable opinion, that further Replacements of the Property are required, Mortgagee shall provide Mortgagor with a written description of the required Replacements and Mortgagor shall complete such Replacements to the reasonable satisfaction of Mortgagee within ninety (90) days (or such additional time as reasonably required so long as Mortgagor has begun the completion of such Replacements within such ninety (90) day period and diligently continues such work) after the receipt of such description from Mortgagee, subject to extension for force majeure, or such later date as may be approved by Mortgagee in its reasonable discretion.

(b) Mortgagee shall cause funds in the Replacement Reserve to be deposited into interest bearing accounts of the type customarily maintained by Mortgagee or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve by Mortgagor. All interest earned on amounts contributed to the Replacement Reserve shall be retained by Mortgagee and accumulated for the benefit of Mortgagor and added to the balance in the Replacement Reserve and shall be disbursed for payment of the items for which other funds in the Replacement Reserve are to be disbursed.

(c) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note, this Mortgage and the other Loan Documents, Mortgagor hereby unconditionally and irrevocably assigns and pledges to Mortgagee, and hereby grants to Mortgagee a security interest in, (i) the Impound Account, the Replacement Reserve, the Repair and Remediation Reserve and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the “Reserves”), (ii) all insurance on said accounts, (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (iv) all replacements, substitutions or proceeds thereof, (v) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (vi) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom) and (vii) all replacements, substitutions and all proceeds of the foregoing. Mortgagor hereby authorizes and consents to each account into which the Reserves have been deposited being held in Mortgagee’s name or the name of any entity servicing the loan evidenced by the Note for Mortgagee and hereby acknowledges and agrees that Mortgagee, or at Mortgagee’s election, such servicing agent, shall have exclusive control over each account. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee to Mortgagor at any time to the financial institutions wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves other than any such loss resulting solely from the willful misconduct or gross negligence of Mortgagee as finally determined by a court of competent jurisdiction. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor’s direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon a Default or an Event of Default. Mortgagor hereby waives all right to withdraw funds from the Reserves except as provided for in this Mortgage. If an Event of Default shall occur hereunder or under any other of the Loan Documents which is not cured or waived, Mortgagee may, without notice or demand on Mortgagor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all reasonable, out-of-pocket costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(d) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. Upon assignment of this Mortgage by Mortgagee, any funds in the Reserves shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate, provided that the assignee assumes all obligations related to such Reserves and Mortgagor is provided with notice of such assignment. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Mortgagee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit.

5.3 Repair and Remediation Reserve. Prior to the execution of this Mortgage, Mortgagee has caused the Property to be inspected and such inspection has revealed that the Property is in need of certain maintenance, repairs and/or remedial or corrective work. Contemporaneously with the execution hereof, Mortgagor has established with the Mortgagee a reserve in the amount of $17,250.00 (the “Repair and Remediation Reserve”) by depositing such amount with Mortgagee. Mortgagor shall cause each of the items (the “Deferred Maintenance”) described in that certain engineering report (the “Engineering Report”) prepared for Mortgagee in connection with the making of the Loan to be completed, performed, remediated and corrected to the reasonable satisfaction of Mortgagee and as necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of six (6) months after the effective date hereof (or such additional time as is necessary to complete the repairs so long as Mortgagor is diligently pursuing completion of same), subject to extension for force majeure, as such time period may be extended by Mortgagee in its sole but reasonable discretion. So long as no Event of Default has occurred, all sums in the Repair and Remediation Reserve shall be held by Mortgagee in the Repair and Remediation Reserve to pay the costs and expenses of completing the Deferred Maintenance. So long as no Event of Default has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Repair and Remediation Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor in completing, performing, remediating or correcting the Deferred Maintenance upon (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Repair and Remediation Reserve and a certification by Mortgagor in a form as may be reasonably required by Mortgagee that the applicable item of Deferred Maintenance has been completed in accordance with the terms of this Mortgage, (b) delivery to Mortgagee of invoices, receipts or other evidence reasonably satisfactory to Mortgagee verifying the costs of the Deferred Maintenance to be reimbursed, (c) delivery to Mortgagee of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Mortgagee describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the Property is, as a result of such work, in compliance with all applicable laws, ordinances, rules and regulations relating to the Deferred Maintenance so performed and (d) delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for such labor and materials furnished to the Property. Mortgagee shall not be required to make advances from the Repair and Remediation Reserve more frequently than once in any thirty (30) day period. In making any payment from the Repair and Remediation Reserve,

Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. No interest on the funds contained in the Repair and Remediation Reserve shall be paid by Mortgagee to Mortgagor. Mortgagor hereby grants to Mortgagee a power-of-attorney, coupled with an interest, to cause the Deferred Maintenance to be completed, performed, remediated and corrected to the satisfaction of Mortgagee upon Mortgagor’s failure to do so in accordance with the terms and conditions of this Section 5.3, and to apply the amounts on deposit in the Repair and Remediation Reserve to the costs associated therewith, all as Mortgagee may determine in its good faith discretion but without obligation to do so.

5.4 Permitted Investments.

(a) All Reserves and any other funds held as security for the Loan shall be held in an Eligible Account (as hereinafter defined). Mortgagor agrees that Reserves and such other funds held by Mortgagee as security for the loan may be invested in Permitted Investments (as hereinafter defined).

(b) An “Eligible Account” shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company (including the trustee in any securitization of which this Loan is a part), and (a) with respect to deposits held for thirty (30) days or more in such account, the long-term deposit or unsecured debt obligations of which are rated no lower than “AA” by Standard & Poor’s, and “A2” by Moody’s (if then rated by Moody’s) or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the certificates issued in connection with any securitization of which this Loan is a part, as evidenced in writing by the applicable rating agencies, at any time such funds are on deposit therein, or (b) with respect to deposits held for less than thirty (30) days in such account, the short-term deposits of which are rated no lower than P-1 by Moody’s (if then rated by Moody’s) and A-1 by Standard & Poor’s or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to such certificates, as evidenced in writing by the applicable rating agencies at any time such funds are on deposit therein of (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

(c) “Permitted Investment” shall mean any one or more of the following obligations or securities having maturities of 365 days or less (including obligations or securities of the trustee if otherwise qualifying hereunder):

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an “r” highlighter affixed to its rating by Standard & Poor’s.

Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

(ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Moody’s and Standard & Poor’s or such lower rating as will not result in qualification, downgrading or withdrawal of the rating then assigned to the certificates, as evidenced in writing by the applicable rating agencies. In addition, any such item should not have an “r” highlighter affixed to its rating by Standard & Poor’s, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relived upon for a fixed yield;

(iii) certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each of Moody’s and Standard & Poor’s or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the certificates, as evidenced in writing by the applicable rating agencies. In addition, any such item should not have an “r” highlighter affixed to its ratings by Standard & Poor’s, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non- United States jurisdiction) which is rated in the highest rating category of each of Moody’s and Standard & Poor’s or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the certificates, as evidenced in writing by the applicable rating agencies. The commercial paper should not have an “r” highlighter affixed to its rating by Standard & Poor’s and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

(v) units of money market funds rated in the highest rating category of Moody’s and AAAm or AAAm-G by Standard & Poor’s (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the certificates, as evidenced in writing by the applicable rating agencies) and which seek to maintain a constant net asset value;

(vi) any other obligation or security acceptable to each rating agency, evidence of which acceptability shall be provided in writing by each rating agency to the master servicer, the special servicer and the trustee;

provided that (1) no investment described in this Section 5.4 shall evidence either the right to receive (x) only interest with respect to such investment (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

ARTICLE VI

RENTS; LEASES; ALIENATION

6.1 Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose. Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments, unless same is a result of Mortgagee’s gross negligence or willful misconduct. However, until the occurrence and during the continuance of an Event of Default under this Mortgage or under any other of the Loan Documents, Mortgagor shall have an exclusive license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (the “Assignment”) in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

6.2 Leases.

(a) Each residential Lease executed after the date hereof or any amendment, extension or renewal of any residential Lease entered into by Mortgagor (any such new Lease or amendment, extension or renewal of any residential Lease being referred to as a “Future Lease”) shall (a) be on the standard form of residential lease (“Standard Form”) which has been approved in writing by Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed, and which may hereafter be modified from time to time, upon notice to Mortgagee but without Mortgagee’s approval, to comply with legal requirements and otherwise in immaterial respects, (b) provide for rental rates comparable to then existing local market rates and terms and conditions that constitute good and prudent business practice, comply with rent stabilization/control laws (if applicable) and are consistent with prevailing market terms and conditions, (c) be for a term of not more than three (3) years, and (d) be arms-length transactions. Mortgagee’s consent shall not be required for any Future Lease provided that such Future Lease complies with the terms of this paragraph. Failure of Mortgagee to approve or disapprove any such any change to the Standard Lease or any Future Lease requiring such approval within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Mortgagee with such request shall be deemed approved, provided that the written request for approval specifically mentioned the same.

(b) Mortgagor covenants and agrees that it shall not enter into any Lease affecting the lesser of (x) ten percent (10%) of the gross leaseable area of the Improvements and (y) 10,000 square feet or more of the Property or having a term of ten (10) years or more without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed. The request for approval of each such proposed new Lease shall be made to Mortgagee in writing and Mortgagor shall furnish to Mortgagee (and any loan servicer specified in writing from time to time by Mortgagee): (i) such biographical and financial information about the proposed Tenant as Mortgagee may reasonably require in conjunction with its review, (ii) a copy of the proposed form of Lease and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Mortgagee intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm’s-length Tenant; (ii) the terms of such Lease shall comply with the requirements set forth in paragraphs (b) and (c) below; and (iii) such Lease shall provide that the Tenant pays for its expenses. Failure of Mortgagee to approve or disapprove any such proposed Lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Mortgagee with such request shall be deemed Mortgagee’s approval of such proposed Lease, provided that the written request for approval specifically mentioned the same.

(c) Mortgagor shall not execute any Lease for all or a substantial portion of the Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall furnish to Mortgagee, within ten (10) days after receipt of a written request by Mortgagee to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Mortgagor as being true and correct, containing the names of all Tenants with respect to the Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant’s security deposit. Upon receipt of a written request of Mortgagee, Mortgagor shall deliver to Mortgagee a copy of each such Lease. Mortgagor shall not knowingly do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents and Profits. Mortgagor, at no cost or expense to Mortgagee, shall use commercially reasonable efforts to enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases, and unless required by applicable legal requirements or the terms of the Lease, Mortgagor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Mortgagor shall not, without the prior written consent of Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed, materially modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except, with respect only to Leases affecting less than the lesser of (x) ten percent (10%) of the gross leaseable area of the Improvements and (y) 10,000 square feet and having a term of less than ten (10) years, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located. Mortgagor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof, except for security deposits.

(d) Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner reasonably approved by Mortgagee, that the Lease is subordinate to the lien of this Mortgage and that Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Mortgagor upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor-in-interest.

6.3 Alienation and Further Encumbrances.

(a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 16.4 hereof, in the event that the Property or any part thereof or direct or indirect interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 6.2 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee’s sole discretion, then the same shall constitute an Event of Default and Mortgagee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article XV hereof. For the purposes of this Section, each of the following shall be deemed to be a transfer of an interest in the Property: (i) in the event either Mortgagor or any of its shareholders, partners or members is a corporation or trust, the direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of more than 49% (in one or more related transactions) of the issued and outstanding capital stock of Mortgagor or any of its shareholders, partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock of any of them (in one or a series of transactions) such that, after giving effect to such issuance and any prior issuance, no more than forty-nine percent (49%) in the aggregate of the outstanding capital stock of Mortgagor or any of its shareholders, partners or members is owned by any person or entity and their affiliates unless such person or entity and their affiliates owned more than forty-nine percent (49%) of the outstanding capital stock of Mortgagor or such shareholder, partner or member as of the date hereof); and (ii) in the event Mortgagor or any partner or member of Mortgagor is an individual or an entity other than a corporation or trust, a direct or indirect change in the ownership interests in Mortgagor or any partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interests of Mortgagor or of any such partner, joint venturer or member in Mortgagor or of such partner or member (whether in the form of a beneficial, membership or partnership interest or in the form of a power of direction, control or management, or otherwise). Notwithstanding the foregoing, however, (i) up to (but not more than) 49% of the limited partner or non-managing member interests in Mortgagor (but not interests in a general partner or managing member) shall be transferable and/or issuable without Mortgagee’s consent so long as, after giving effect to such transfer or issuance and any prior transfers or issuances, no more than forty-nine percent (49%) in the aggregate of such limited partner or non-managing member interests in such Mortgagor are owned by any person or entity and their affiliates unless such person or entity and their affiliates owned more than a forty-nine percent (49%) limited partner or non-managing member interest in such Mortgagor as of the date hereof, (ii) any involuntary transfer caused by the death of any partner, shareholder, joint venturer or member of any Mortgagor or beneficial owner of a trust shall not be an Event of Default under this Mortgage so long as such Mortgagor is promptly reconstituted, if required, following such death and so long as those persons responsible for the management of the Property and such Mortgagor remain unchanged as a result of such death or any replacement management is approved by Mortgagee, and (iii) gifts for estate planning purposes of any individual’s interests in any Mortgagor or in any of any Mortgagor’s partners, members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of such spouse or lineal descendant, shall not be an Event of Default under this Mortgage so long as such Mortgagor is promptly reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and such Mortgagor remain unchanged following such gift or any replacement management is approved by Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding any other provisions of this Mortgage, Mortgagee shall not unreasonably withhold, condition or delay its consent (and shall use commercially reasonable efforts to respond to Mortgagor’s request for consent within forty-five (45) days of Mortgagee’s receipt of such written request) to a sale, conveyance or transfer of the Property in its entirety (hereinafter, “Sale”) to any person or entity provided that each of the following terms and conditions are satisfied:

1. No Event of Default has occurred hereunder or under any of the other Loan Documents which has not been waived;

2. Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than forty-five (45) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer’s experience and track record in owning and operating facilities similar to the Property, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee determines to be commercially reasonable in Mortgagee’s sole discretion and, if given, may be given subject to such reasonable conditions as Mortgagee may deem appropriate;

3. Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in connection with the Sale, plus an amount equal to an assumption fee equal to one-quarter of one percent (0.25%) of the then outstanding principal balance of the Note for the first transfer and one percent (1.0%) of the then outstanding principal balance of the Note for each subsequent transfer;

4. The Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require in connection with the Sale, including, but not limited to, an assumption agreement, financing statements, and guaranties or indemnities, all in form and substance reasonably satisfactory to Mortgagee; provided, however, that such documents and agreements shall include certifications from Mortgagee as to (i) the outstanding principal balance of the Note, (ii) no Event of Default having occurred under any of the Loan Documents, (iii) the current balance of each Reserve, (iv) the interest rate of the Note and (v) the Maturity Date of the Note. The Buyer shall also deliver to Mortgagee such insurance policies and other documents and certificates as the Mortgagee may reasonably require. Mortgagee may require certain documents, including but not limited to, a non-consolidation opinion in form and substance satisfactory to Mortgagee and any applicable rating agency.

5. Mortgagee receives confirmation in writing from the applicable rating agencies that rate the securities issued with respect to a securitization of the Loan to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the securities so issued.

6. Such Sale occurs no sooner than the earlier of (i) six (6) months after the date hereof or (ii) the day after the securitization of the Loan.

7. Buyer binds itself to representations and covenants substantially similar to those made by the Mortgagor in Section 10.4 of this Mortgage.

(c) Such Sale shall not be construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale. Mortgagor and Indemnitor shall be fully released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale.

(d) Indemnitor shall be fully released from its obligations under the Loan Documents, upon the acceptance by Mortgagee of a guarantor or indemnitor reasonably acceptable to Mortgagee under replacement guaranty or indemnity agreements executed by such guarantor or indemnitor in connection with such sale reasonably acceptable to Mortgagee.

6.4 Easements and Rights-of-Way. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in the review of Mortgagor’s request and in the preparation of documents effecting the subordination.

ARTICLE VII

PROPERTY MANAGEMENT

7.1 Management. The management of the Property shall be by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed, for so long as Mortgagor or said affiliated entity is managing the Property in a first class manner pursuant to the terms of that certain Property Management Agreement dated as of September 1, 2004, by and between the Property Manager and Mortgagor (as the same may be amended, restated or otherwise modified from time to time, collectively, the “Property Management Agreement”): or (b) a professional property management company approved by Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed (Empirian Property Management, Inc. (the “Property Manager”) shall be deemed an approved management company). Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall give Mortgagee prompt written notice of the occurrence of a default under any management contract then in effect. In no event shall any manager be removed or replaced or the terms of any management agreement be materially modified or amended without the prior written consent of Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days’ written notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Mortgagor’s liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. The management fee due under any management agreement shall not exceed three percent (3%) of effective gross income.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification; Subrogation.

(a) Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Debt and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee’s reasonable attorneys’ fees and expenses) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage and any other Loan Document, the Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses to the extent enacted against, imposed on or incurred by Mortgagee solely by reason of Mortgagee’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction.

(b) Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except to the extent due solely to Mortgagee’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

(c) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Debt, this Mortgage, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee the reasonable attorneys’ fees and expenses incurred by Mortgagee in connection therewith. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage or any other Loan Document, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys’ fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee but not Mortgagee’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Mortgage shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable.

(d) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Property, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

ARTICLE IX

REPORTING

9.1 Access Privileges and Inspections. Mortgagee and the agents, representatives and employees of Mortgagee shall, subject to the rights of Tenants and their respective subtenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 72 hours prior notice (which notice may be telephonic) for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

9.2 Financial Statements and Books and Records. Mortgagor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor’s records and books of account at all reasonable times and upon prior reasonable notice to Mortgagor. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which shall be in the form and substance reasonably acceptable to Mortgagee and all of which must be certified to Mortgagee as being true and correct by Mortgagor or the person or entity to which they pertain, as applicable. With respect to the financial statements and information set forth in subsection (d) hereof as it relates to Mortgagor or the Property, the same must be prepared by an independent certified public accountant in accordance with generally accepted accounting principles consistently applied if reasonably required by Mortgagee after an Event of Default:

(a) copies of all tax returns filed by Mortgagor, within sixty (60) days after the date of filing;

(b) quarterly operating statements for the Property, stated on a month-by-month basis including Rent Rolls and physical occupancy statements, within thirty (30) days after the end of the quarter during which the closing occurs, and after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the date hereof;

(c) annual balance sheets for the Property and annual financial statements and federal tax returns for Mortgagor, and each general partner or managing member in Mortgagor within one hundred twenty (120) days after the end of each calendar year;

(d) such other information with respect to the Property, Mortgagor, the principals or managing members in Mortgagor, and each Indemnitor, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request; and

(e) monthly operating statements and Rent Roll for the Property, by the fifteenth business day of the first full month following the closing of the Loan and by the fifteenth business day of each month thereafter until such time as Mortgagee securitizes the Loan.

In the event of any failure of Mortgagor to provide any of the statements or other materials referred to above in this Section 9.2 within twenty (20) days after the date due, Mortgagor shall, in Mortgagee’s sole and absolute discretion, be subject to a charge in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) which amount shall be paid to Mortgagee, together with interest thereon at the Default Interest Rate from the date that the applicable statement or other material was required to be delivered to Mortgagee until the date such amount is paid to it, immediately on demand by Mortgagee. In addition, in the event of (i) any failure to provide any of the statements or other materials referred to above in this

Section 9.2 within thirty (30) days after receipt of notice from Mortgagee, or (ii) in the event any such statements or other materials shall be materially inaccurate or false as of the date thereof, or (iii) in the event of the failure of Mortgagor to permit Mortgagee or its representatives to inspect said books and records in accordance with the terms of this Article, an Event of Default shall automatically exist hereunder without any notice to, or right to cure by, Mortgagor.

ARTICLE X

WARRANTIES AND COVENANTS

10.1 Warranties of Mortgagor. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that as of the date hereof:

(a) Mortgagor has good and indefeasible fee simple title to the Property, subject only to those matters expressly set forth as exceptions to title or subordinate matters in the title insurance policy insuring the lien of this Mortgage (such items being the “Permitted Encumbrances”), and has full power and lawful authority to mortgage its interest in the Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Property by foreclosure or otherwise;

(b) No bankruptcy, reorganization or insolvency proceedings are pending or contemplated either by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (an “Indemnitor”);

(c) All reports, certificates, affidavits, statements and other data furnished by or on behalf of Mortgagor to Mortgagee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained therein not misleading as of the date thereof;

(d) The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and to the best knowledge of Mortgagor do not (i) contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will the same constitute a default) under the organizational documents of Mortgagor or any contract or agreement of any nature to which Mortgagor is a party or by which Mortgagor or any of its property may be bound or (ii) violate or contravene any law, order, decree, rule or regulation to which Mortgagor is subject;

(e) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened in writing against or affecting Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or the Property which, if adversely determined, would materially impair either the Property or Mortgagor’s ability to perform the covenants or obligations required to be performed under the Loan Documents;

(f) To its knowledge, Mortgagor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits (the “Licenses”) necessary for the conduct of its business substantially as now conducted, all fees due and payable in connection with such Licenses have been paid and Mortgagor’s operation of the Premises complies with such Licenses;

(g) Mortgagor is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations;

(h) To the best knowledge of Mortgagor, the Premises and the Improvements and the current intended use thereof by Mortgagor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property, including but not limited to, the Americans with Disabilities Act (the “ADA”) (except to the extent any violations are disclosed in the title report), Executive Order 13224 dated September 24, 2001, the USA Patriot Act dated October 26, 2001, the Trading with the Enemy Act and any anti-money laundering laws. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

(i) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Mortgagee;

(j) All streets, roads, highways, bridges, curb cuts, driveways and traffic signals and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Mortgagor;

(k) To the best of Mortgagor’s knowledge, the Property is free from delinquent water charges, sewer rents, taxes and assessments;

(l) As of the date of this Mortgage, except as may be set forth in the Engineering Report, the Property is free from unrepaired damage caused by fire, flood, accident or other casualty (except as may be disclosed in the Engineering Report); all insurance required by the terms of this Mortgage is in full force and effect and none of the premiums payable therefor have been, nor at any time in the future will be financed;

(m) As of the date of this Mortgage, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor has Mortgagor received written notice of any such proceeding pending or, to Mortgagor’s knowledge and belief, threatened in writing or contemplated;

(n) Except as may otherwise be disclosed in the Engineering Report, to the best of Mortgagor’s knowledge, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship. Except as may otherwise be disclosed in the Engineering Report, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

(o) To best of Mortgagor’s knowledge, Mortgagor has delivered to Mortgagee true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof;

(p) Each Contract constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor’s knowledge and belief, is enforceable against all other parties thereto. No default exists, or to Mortgagor’s knowledge after due inquiry, with the passing of time or the giving of notice or both would exist, under any Contract or Contracts which would, individually or in the aggregate, have a material adverse effect on Mortgagor or the Property;

(q) No Contract or Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Mortgage;

(r) To the best knowledge of Mortgagor, Mortgagor and the Property are free from any past due obligations for sales and payroll taxes;

(s) There are no security agreements or financing statements affecting all or any portion of the Property other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof including, without limitation, in the title commitment for the Premises delivered to Mortgagee and (ii) the security agreements and financing statements created in favor of Mortgagee pursuant to the Loan Documents;

(t) Mortgagor has delivered to Mortgagee a true, correct and complete Rent Roll and true, correct and a complete copy of the Standard Form of Leases described in the Rent Roll (as used herein the term “Rent Roll” shall mean a schedule of all Leases affecting the Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease the name of the Tenant, the Lease expiration date, the base rent payable, the security deposit held thereunder, and the unit location of the leased premises;

(u) Each Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor’s knowledge and belief, is enforceable against the

Tenant thereunder except to the extent of applicable bankruptcy, creditor rights and other laws affecting creditors generally. Except as otherwise disclosed to Mortgagee, no default has been asserted or exists, or to Mortgagor’s knowledge after due inquiry, with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Property;

(v) No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, (other than security deposits) and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

(w) To best of Mortgagor’s knowledge, all work to be performed by Mortgagor under the Leases has been substantially performed, all contributions to be made by Mortgagor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied; and

(x) No petition under the U.S. Bankruptcy Code has ever been filed by or against the Mortgagor or any member of the Mortgagor.

10.2 Waste; Alteration of Improvements. Mortgagor shall not commit, suffer or permit any waste on the Property nor take or fail to take any actions that might invalidate any insurance carried on the Property. Mortgagor shall maintain or cause the Property to be maintained in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, except that Mortgagor may perform a material alteration upon notice to Mortgagee but without Mortgagee’s consent, if required by applicable legal requirements, or if necessary to perform a repair. Without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Property, unless the same is required under applicable legal requirements.

10.3 Zoning. Without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor shall not make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. Mortgagor shall operate the Property as a multi-family apartment complex for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Further, without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

10.4 Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Mortgagor. Mortgagor hereby represents, warrants and covenants as of the date hereof and until such time as all contingent and non-contingent Debt is discharged or paid in full, that it:

(a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend in any material respect, modify in any material respect or otherwise change in any material respect its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization or other formation agreement or document, as applicable, in any material term or manner, (except as may be required to evidence a transfer of ownership interest in such entities permitted pursuant to Section 6.3(a) hereof), or in a manner which adversely affects Mortgagor’s existence as a single purpose entity without the prior written consent of Mortgagee;

(b) to the fullest extent permitted by law, will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all or any part of the business or assets of, or own any stock or other evidence of beneficial ownership of, or form or make any investment in, any other Person;

(c) will not guarantee, pledge its assets to secure the obligations of, or otherwise become liable on or in connection with, any obligation of any other Person;

(d) will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(e) will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Property;

(f) except for capital contributions and capital distributions expressly permitted under the terms and conditions of its organizational documents and properly reflected in the books and records of Mortgagor, will not enter into any transaction, contract or agreement with any general partner, principal, affiliate or member of Mortgagor, as applicable, or any affiliate of any general partner, principal or member of Mortgagor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

(g) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) trade payables or accrued expenses incurred in the ordinary course of the business of operating the Property which (x) are due not more than sixty (60) days past the date incurred, (y) do not exceed, at any time, a maximum of one percent (1%) of the original principal amount of the Note, and (z) are not evidenced by a note, and no debt other than the Debt will be secured (senior, subordinate or pari passu) by the Property;

(h) will not make any loans or advances to any third party (including any affiliate);

(i) is and will be solvent and will pay its debts only from its assets as the same shall become due;

(j) will do all things necessary to preserve its separate and distinct existence, and will observe all organizational formalities applicable to it;

(k) will conduct and operate its business only in its own name and as presently conducted and operated;

(1) will maintain financial statements, books and records and bank accounts separate and distinct from any other Person, including, without limitation, from those of its affiliates, including, without limitation, its general partners or members, as applicable; provided, however, that the assets of Mortgagor may be included on a consolidated financial statement of a general partner or member if (i) said financial statement contains an appropriate notation indicating the separateness of Mortgagor from such general partner or member and indicating that the Mortgagor’s assets and credit are not available to satisfy the debts or obligations of such general partner or member, (ii) such assets are also listed on the Mortgagor’s own separate balance sheet and other financial statements and (iii) Mortgagor is and will remain in compliance with all covenants applicable to it under the Loan Documents (including, without limitation, this Section 10.4);

(m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Mortgagor, as applicable);

(n) file its own tax returns separate and distinct from those of any other Person, except to the extent that the Mortgagor is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pay any taxes required to be paid under applicable law only from its own funds;

(o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates or, if at any time it shares office space with any of its affiliates, shall allocate fairly and reasonably any overhead and expense for shared office space;

(q) will not commingle any of the funds or other assets of Mortgagor with those of any general partner, member, affiliate, principal or any other Person;

(r) will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

(s) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

(t) will pay any liabilities including salaries of its employees, only out of its own funds and not funds of any other Person;

(u) will use stationery, invoices, and checks separate and distinct from its affiliates; and bearing its own name;

(v) will maintain at least one Independent Director as set forth in the limited liability company agreement of Mortgagor;

(w) shall maintain a sufficient number of employees in light of its contemplated business operations;

(x) will not buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities);

(y) will pay for services performed by any employee of an affiliate solely out of its own funds;

(z) will correct any known misunderstanding regarding its separate and distinct identity;

(aa) will not identify itself as a division or department of any other Person; and

“Independent Director” shall mean a natural person who is not at the time of initial appointment, or at any time while serving as a director of the Mortgagor, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of the Mortgagor), officer, employee, trustee, partner, member, attorney or counsel of Mortgagor or any affiliate; (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with Mortgagor or any affiliate; (c) a person or other entity controlling or under common control with any such stockholder, partner, member, creditor, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other person. (As used herein, the term “affiliate” or “Affiliate” means any person controlling, under common control with, or controlled by the person in question; and the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of either Mortgagor or Managing Member if such individual is an independent director provided by a nationally-

recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business. Lori Munnie or any other employee of Independent Member Services LLC, is hereby approved by Mortgagee as the Independent Director of Mortgagor.

A natural person who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of Mortgagor or Managing Member if such individual is at the time of initial appointment, or at any time while serving as a Independent Director of Mortgagor or Managing Member, an Independent Director of a “special purpose entity” affiliated with the Mortgagor or Managing Member (other than any mezzanine Mortgagor) if such individual is either (x) an independent director provided by a nationally-recognized company that provides professional independent directors or (y) the fees that such individual earns from serving as independent director of affiliates of the Mortgagor or Managing Member in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year. The same person may not simultaneously serve as an Independent Director of Mortgagor or Managing Member and any other special purpose entity that owns a direct or indirect in the Mortgagor or Managing Member notwithstanding the requirements set forth in clauses (x) and (y). For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Mortgagor’s or Managing Member’s separateness that are substantially similar to those of the Mortgagor or Managing Member.

(As used herein, the term “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.)

10.5 Intentionally Deleted.

10.6 Intentionally Deleted.

10.7 Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Deerfield Townhomes, Inc. (“Managing Member”). Managing Member hereby represents, warrants and covenants as of the date hereof and until such time as all contingent and non-contingent Debt is discharged or paid in full, that it:

(a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend in any material respect, modify in any material respect or otherwise change in any material respect its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization or other formation agreement or document, as applicable, in any material term or manner (except as may be required to evidence a transfer of ownership interest in such entities permitted pursuant to Section 6.3(a) hereof), or in a manner which adversely affects Managing Member’s or Mortgagor’s existence as a single purpose entity without the prior written consent of Mortgagee;

(b) to the fullest extent permitted by law, will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all or any part of the business or assets of, or own any stock or other evidence of beneficial ownership of, or form or make any investment in, any other Person except for its equity interest in the Mortgagor;

(c) will not guarantee, pledge its assets to secure the obligations of, or otherwise become liable on or in connection with, any obligation of any other Person;

(d) will not own any asset other than (i) its equity interest in the applicable Mortgagor, and (ii) incidental personal property necessary for the operation of its equity interest in the applicable Mortgagor;

(e) will not engage, either directly or indirectly, in any business other than the acting as a managing member of the applicable Mortgagor;

(f) except for capital contributions and capital distributions expressly permitted under the terms and conditions of its organizational documents and properly reflected in the books and records of Managing Member, will not enter into any transaction, contract or agreement with any general partner, principal, affiliate or member of Managing Member, as applicable, or any affiliate of any general partner, principal or member of Managing Member, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with unrelated third parties;

(g) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than trade payables or accrued expenses incurred in the ordinary course of the business of acting as managing member of Mortgagor;

(h) will not make any loans or advances to any third party (including any affiliate);

(i) is and will be solvent and will pay its debts only from its assets as the same shall become due;

(j) will do all things necessary to preserve its separate and distinct existence, and will observe all organizational formalities applicable to it;

(k) will conduct and operate its business only in its own name and as presently conducted and operated;

(l) will maintain financial statements, books and records and bank accounts separate and distinct from any other Person, including, without limitation, from those of its affiliates, including, without limitation, its general partners or members, as applicable; provided, however, that the assets of Managing Member may be included on a consolidated financial statement of a general partner or member if (i) said financial statement contains an appropriate notation indicating the separateness of Managing Member from such general partner or member and indicating that the Managing Member’s assets and credit are not available to satisfy the debts or obligations of such general partner or member, (ii) such assets are also listed on the Managing Member’s own separate balance sheet and other financial statements and (iii) Managing Member is and will remain in compliance with all covenants applicable to it under the Loan Documents (including, without limitation, this Section 10.7);

(m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Managing Member, as applicable);

(n) file its own tax returns separate and distinct from those of any other Person, except to the extent that the Managing Member is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pay any taxes required to be paid under applicable law only from its own funds;

(o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates or, if at any time it shares office space with any of its affiliates, shall allocate fairly and reasonably any overhead and expense for shared office space;

(q) will not commingle any of the funds or other assets of Managing Member with those of any general partner, member, affiliate, principal or any other Person except as required by the Loan Documents;

(r) will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

(s) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

(t) will pay any liabilities including salaries of its employees, only out of its own funds and not funds of any other Person;

(u) will use stationery, invoices, and checks separate and distinct from its affiliates; and bearing its own name;

(v) will maintain at least one Independent Director as set forth in the limited liability company agreement of Managing Member;

(w) shall maintain a sufficient number of employees in light of its contemplated business operations;

(x) will not buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities);

(y) will pay for services performed by any employee of an affiliate solely out of its own funds;

(z) will correct any known misunderstanding regarding its separate and distinct identity;

(aa) will not identify itself as a division or department of any other Person; and

10.8 A. Mortgagor. Mortgagor hereby represents with respect to its formation that it:

(a) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(b) has no judgments or liens of any nature against it except for tax liens not yet due;

(c) is in compliance with all laws, regulations, and orders applicable to it in all material respects and, except as otherwise disclosed in this Agreement, has received all permits necessary for it to operate;

(d) is not involved in any dispute with any taxing authority;

(e) has paid all taxes which it owes, except those not due and payable;

(f) has never owned any real property other than the property that is the subject of the current transaction and personal property necessary or incidental to its ownership or operation of the Property and has never engaged in any business other than the ownership and operation of the Property;

(g) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

(h) has provided Mortgagee with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

(i) has obtained or has caused Mortgagor to obtain a current Phase I environmental site assessment (ESA) for the Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation;

(j) has no material contingent or actual obligations not related to the Property; and

B. Mortgagor Separateness – Non-Consolidation Issues. Mortgagor hereby represents from the date of its formation to the date of this Mortgage that it:

(a) has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(b) has paid all of its debts and liabilities from its assets;

(c) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(d) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(e) has not had its assets listed as assets on the financial statement of any other Person;

(f) has filed its own tax returns (except to the extent that it has been a tax- disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(g) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(h) has corrected any known misunderstanding regarding its status as a separate entity;

(i) has conducted all of its business and held all of its assets in its own name; (j) has not identified itself or any of its affiliates as a division or part of the other;

(k) has maintained and utilized separate stationery, invoices and checks bearing its own name;

(l) has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(m) has not guaranteed or become obligated for the debts of any other Person;

(n) has not held itself out as being responsible for the debts or obligations of any other Person;

(o) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(p) has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

(q) has maintained adequate capital in light of its contemplated business operations;

(r) has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(s) has not owned any subsidiary or any equity interest in any other entity;

(t) has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents; and

(u) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents.

(v) has maintained its assets in such a manner that it would not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.

10.9 A. Managing Member. Managing Member hereby represents with respect to Managing Member that it:

(a) is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(b) has no judgments or liens of any nature against it except for tax liens not yet due;

(c) is in compliance with all laws, regulations, and orders applicable to it in all material respects and, except as otherwise disclosed in this Mortgage, has received all permits necessary for it to operate;

(d) is not involved in any dispute with any taxing authority;

(e) has paid all taxes which it owes, except those not due and payable;

(f) has never owned any real property or any other property other than its equity interest in Mortgagor and personal property necessary or incidental to its ownership or operation of such equity interest and has never engaged in any business other than the ownership and operation of such equity interest;

(g) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

(h) has provided Mortgagee with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

(i) has obtained a current Phase I environmental site assessment (ESA) for the Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation;

(j) has no material contingent or actual obligations not related to the Property; and

B. Managing Member Separateness – Non-Consolidation Issues. Managing Member hereby represents from the date of its formation to the date of this Mortgage that it:

(a) has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of its obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(b) has paid all of its debts and liabilities from its assets;

(c) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(d) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(e) has not had its assets listed as assets on the financial statement of any other Person;

(f) has filed its own tax returns (except to the extent that it has been a tax- disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(g) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(h) has corrected any known misunderstanding regarding its status as a separate entity;

(i) has conducted all of its business and held all of its assets in its own name;

(j) has not identified itself or any of its affiliates as a division or part of the other;

(k) has maintained and utilized separate stationery, invoices and checks bearing its own name;

(l) has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(m) has not guaranteed or become obligated for the debts of any other Person;

(n) has not held itself out as being responsible for the debts or obligations of any other Person;

(o) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(p) has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

(q) has maintained adequate capital in light of its contemplated business operations;

(r) has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(s) has not owned any subsidiary or any equity interest in any other entity;

(t) has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents; and

(u) has not had any of its obligations guaranteed by an affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents.

(v) has maintained its assets in such a manner that it would not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any Affiliate or any other Person.

10.10 Organizational Chart. The organizational chart attached as Exhibit B hereto, relating to Mortgagor and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

ARTICLE XI

FURTHER ASSURANCES

11.1 Defense of Title. If the title to the Property or the interest of Mortgagee therein shall be directly or indirectly endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee reasonably determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor within twenty (20) days of receipt of written demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

11.2 Performance of Obligations. Mortgagor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note and this Mortgage. Mortgagor shall also pay all reasonable charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

11.3 Construction Liens. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee’s written request, promptly provide a bond, cash deposit or other security reasonably satisfactory to Mortgagee to protect Mortgagee’s interest and security should the contest be unsuccessful or bond any lien arising from such claim in a manner sufficient to discharge the lien of record. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor within five (5) days of receipt of written demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

11.4 Further Documentation. Mortgagor shall, on receipt of written request of Mortgagee and at the expense of Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Mortgagee, upon receipt of Mortgagee’s written request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether to its knowledge any offsets or defenses exist against the Debt and containing such other matters as Mortgagee may reasonably require.

11.5 Payment of Costs; Mortgagee’s Right to Cure. Mortgagor shall pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees and disbursements. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may, at its option pay the same and Mortgagor shall reimburse Mortgagee within fifteen (15) days of written demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee’s making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee’s security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee’s interest in the Property or Mortgagee’s right to enforce its security, then Mortgagee may, at its option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be reasonable, necessary or appropriate to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay within five (5) days of receipt of written demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its sole, good faith discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor, subject to the rights of tenants under leases. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 11.5 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, within five (5) days of receipt of written demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Title II, United States Code, as amended, or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Mortgagor, Mortgagee, any Indemnitor, the Debt or any of the Loan Documents.

11.6 Compliance with Laws. Mortgagor shall at all times comply with all applicable statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property, the ADA, Executive Order Number 13224 dated September 24, 2001, the USA Patriot Act dated October 26, 2001, the Trading with the Enemy Act, any anti-money laundering laws and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Mortgagor may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

11.7 Attorney-in-Fact Provisions. With respect to any provision of this Mortgage or any other Loan Document whereby Mortgagor grants to Mortgagee a power-of-attorney, (i) such power shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof and (ii) provided no Event of Default has occurred under this Mortgage, Mortgagee shall first give Mortgagor written notice at least three (3) days prior to acting under such power, which notice shall demand that Mortgagor first take the proposed action within such period and advising Mortgagor that if it fails to do so, Mortgagee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred and is continuing and not been waived, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Property or any surrounding property or to prevent any adverse affect on Mortgagee’s interest in the Property, Mortgagee may act immediately and without first giving such notice. In such event, Mortgagee will give Mortgagor notice of such action as soon thereafter as reasonably practical.

ARTICLE XII

PAYMENT; DEFEASANCE; PREPAYMENT

12.1 Payment of the Notes. Mortgagor shall duly and punctually pay or cause to be paid, the principal of and the interest and premium, if any, on the Note in accordance with the respective terms hereof and thereof, without demand therefor or presentation of the Note, in lawful money of the United States of America.

12.2 Computation of Interest. Interest shall be computed hereunder and under the Note based on the actual number of days in a 360 day year. Interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year. Interest shall accrue from the date on which funds are advanced under the Note (regardless of the time of day) through and including the day on which funds are credited in accordance with the terms of the Note.

12.3 Application of Payments. So long as no Event of Default exists hereunder which has not been waived, each Monthly Payment shall be applied, first, to any amounts hereafter advanced by Mortgagee under any Loan Document, second, to any late fees and other amounts payable to Mortgagee, third, to the payment of accrued interest and last to reduction of principal.

12.4 Prepayment.

(a) The Note may not be prepaid in whole or in part at the option of the Mortgagor except as provided in Section 12.5 below. In addition, provided no Event of Default has occurred, Mortgagor may prepay the entire principal balance of this Mortgage and any other amounts outstanding under the Note or any other Loan Documents, without premium, on any business day (provided that if such business day is not a Payment Date, Mortgagor must additionally pay the interest accruing for the full month related to the date on which such payment is made) within three months prior to the Maturity Date.

(b) Partial prepayments of the Note shall not be permitted, except for partial prepayments resulting from Mortgagee’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the Note as provided in Section 3.1(b) hereof, in which event no prepayment fee or premium shall be due unless, at the time of either Mortgagee’s receipt of such proceeds or the application of such proceeds to the outstanding principal balance of the Note, an Event of Default shall have occurred and continue and not been waived, in which case, the provisions of Section 15.2 hereof shall be controlling.

(c) If the indebtedness evidenced by the Note shall have been declared due and payable by Mortgagee pursuant to the terms thereof or the terms hereof or the provisions of any other Loan Document due to an Event of Default by Mortgagor, then there shall also then be immediately due and payable, a prepayment fee (the “Premium”) in an amount equal to the greater of the greater of (i) the Yield Maintenance Amount (as hereinafter defined), or (ii) five percent (5%) of the unpaid principal balance of the Note at the time of such prepayment (the “Tender Date”). The term “Yield Maintenance Amount” shall mean the present value, as of the Tender Date, of the remaining scheduled payments of principal and interest from the Tender Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Tender Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Mortgagee shall select a comparable publication to determine the Treasury Rate.) Mortgagee shall notify Mortgagor of the amount and the basis of determination of the required Premium. In the event that any prepayment fee is due hereunder, Mortgagee shall deliver to Mortgagor a statement setting forth the amount and determination of the prepayment fee, and provided that Mortgagee shall have in good faith applied the formula described above, Mortgagor shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error.

12.5 Defeasance. Notwithstanding any provision of this Mortgage to the contrary, at any time after the date which (A) is two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit,” (“REMIC”) within the meaning of Section 860D of the Code, that holds the Note and this Mortgage or (B) three (3) years after the date hereof, whichever shall earlier occur, and provided no Event of Default has occurred, Mortgagor may cause the release of the Property from the lien of this Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

A. not less than thirty (30) days prior written notice shall be given to Mortgagee specifying a Payment Date (the “Release Date”) on which the Defeasance Collateral is to be delivered;

B. all accrued and unpaid interest and all other sums then due under this Mortgage, the Note and under the other Loan Documents up to the Release Date, including, without limitation, all out-of-pocket costs and expenses reasonably incurred by Mortgagee or its agents in connection with such release (including, without limitation, the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), shall be paid in full on or prior to the Release Date; and

C. Mortgagor shall deliver to Mortgagee on or prior to the Release Date:

(i) a pledge and security agreement, in form and substance reasonably satisfactory to Mortgagee in its sole but reasonable discretion, creating a first priority security interest in favor of Mortgagee in the Defeasance Collateral (the “Defeasance

Security Agreement”), which shall provide, among other things, that any payments generated by the Defeasance Collateral shall be paid directly to Mortgagee and applied by Mortgagee in satisfaction of all amounts then due and payable hereunder and any excess received by Mortgagee from the Defeasance Collateral over the amounts payable by Mortgagor hereunder or under the Note shall be refunded to Mortgagor promptly after each Payment Date;

(ii) either (x) direct, non-callable obligations of the United States of America or (y) non-callable obligations, other than U.S. Treasury Obligations, that are “government securities” within the meaning of Section 1.860G-2(a)(8) of the Treasury Regulations, as amended, or Section 2(a)(16) of the Investment Act of 1940, that are acceptable to each applicable rating agency, in each case, and that provide for payments prior, but as close as possible, to all successive Payment Dates occurring after the Release Date through and including the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under the Note (provided that for all purposes of this Section 12.5(C)(2), all principal, accrued interest and other amounts payable under this Mortgage, the Note and the other Loan Documents shall be due and payable in full on the Maturity Date) (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Mortgagee or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to Mortgagee in its sole but reasonable discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest in the Defeasance Collateral in favor of Mortgagee in conformity with all applicable state and federal laws governing granting of such security interests;

(iii) a certificate of Mortgagor certifying that all of the requirements set forth in this Section 12.5 have been satisfied;

(iv) an opinion of counsel for Mortgagor in form and substance and delivered by counsel reasonably satisfactory to Mortgagee in its sole but reasonable discretion stating, among other things, that (x) Mortgagee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Mortgagor in accordance with its terms and (y) that any trust formed as a REMIC pursuant to a securitization will not fail to maintain its status as a REMIC as a result of such defeasance

(v) a letter or other written evidence from any applicable rating agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates issued in connection with a securitization of the Property, if applicable;

(vi) a certificate in form and scope reasonably acceptable to Mortgagee in its sole discretion from a nationally recognized accounting firm or other independent certified public accountant satisfactory to Mortgagor that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled payment of principal and interest due on the Maturity Date); and

(vii) such other certificates, documents or instruments as Mortgagee may reasonably require.

Upon compliance with the requirements of this Section 12.5, the Property shall be released from the lien of this Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Mortgagee will, at Mortgagor’s expense, execute and deliver any agreements reasonably requested by Mortgagor to release the lien of this Mortgage from the Property. Upon the release of the Property in accordance with this Section 12.5, Mortgagor shall assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity approved by Mortgagee in its reasonable discretion (the “Successor Mortgagor”), which approval shall not be unreasonably withheld, conditioned or delayed. Mortgagee shall have the right to establish or designate the Successor Mortgagor and to purchase, or cause to be purchased, the Defeasance Collateral (the “Defeasance Rights and Obligations”), which rights may be exercised in Mortgagee’s sole discretion and shall be retained by the Mortgagee named herein notwithstanding the transfer or securitization of the Loan. The Successor Mortgagor shall execute an assumption agreement in form and substance reasonably satisfactory to Mortgagee in its sole discretion pursuant to which it shall assume Mortgagor’s obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Mortgagor shall (x) deliver to Mortgagee an opinion of counsel in form and substance and delivered by counsel reasonably satisfactory to Mortgagee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Mortgagor and the Successor Mortgagor in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses incurred by Mortgagee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Mortgagor shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement. In addition, Indemnitor shall be fully released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such assumption which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such assumption.

Mortgagee has entered into an agreement with Defeasance Holding Company, LLC (“CDHC”) pursuant to which Mortgagee has assigned to CDHC the Defeasance Rights and Obligations. Mortgagor hereby acknowledges the transfer to CDHC of the Defeasance Rights and Obligations and releases Mortgagee from any liability for actions or inactions of CDHC related to the Defeasance Rights and Obligations.

ARTICLE XIII

SECURITY PROVISIONS

13.1 Security Interest. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in, all sums on deposit with Mortgagee pursuant to the provisions of Section 1.2, Section 5.1, Section 5.2 and Section 5.3 hereof or any other Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Mortgagor’s leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall, from time to time upon the reasonable written request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may reasonably require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

13.2 Security Agreement. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property, and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee in writing with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Mortgagor ten (10) days prior to the effective date of any such change. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor within five (5) days of written demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Upon an Event of Default, Mortgagee shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon written demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Mortgagee to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days’ prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 15.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 15.1(e).

The name and principal place of business of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

Deerfield Luxury Townhomes, LLC

25 Philips Parkway

Montvale, New Jersey 07645

The name and principal place of business of Mortgagee (as Secured Party) are:

Deutsche Banc Mortgage Capital, L.L.C.

60 Wall Street, 10th Floor

New York, New York 10005

13.3 Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC upon all of the Property which is or is to become “fixtures” (as that term is defined in the UCC), upon being filed for record in the real estate records of the County wherein such fixtures are located.

For this purpose, the following information is set forth:

(i) Name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

Deerfield Luxury Townhomes, LLC

25 Philips Parkway

Montvale, New Jersey 07645

Tax Identification No. 52-2104635

Organizational Identification No. 2906916

(ii) Name and address of Security Party (Collateral Agent) are:

Deutsche Banc Mortgage Capital, L.L.C.

60 Wall Street, 10th Floor

New York, New York 10005

(iii) This document covers goods which are or are to become fixtures.

(iv) The record owner of the Land is the Mortgagor.

13.4 Secured Indebtedness. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, during the term of this Loan, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

ARTICLE XIV

DEFAULT

14.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” hereunder:

(a) Mortgagor fails to make any payment under the Note when due, subject to any grace period set forth therein, or any other payment on or before the fifth day after the date such payment is due.

(b) Mortgagor fails to provide insurance as required by Section 2.1 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 4.1, (within 30 days after written notice is given, except if not susceptible to cure within such 30-day period, then there shall exist no Event of Default if Mortgagor commences steps or cause steps to commence to cure within such 30-day period and diligently prosecutes the completion of such cure thereafter), Section 6.3 or Section 10.4 and 10.7 hereof.

(c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 14.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

(d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any principal, general partner, manager or member in Mortgagor, or by any Indemnitor is determined by Mortgagee to have been intentionally false or intentionally misleading in any material respect at the time made.

(e) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(f) Mortgagor, general partner or managing member in Mortgagor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal, general partner or managing member of Mortgagor or for any Indemnitor or for a substantial part of the assets of Mortgagor, of any such principal, general partner or managing member of Mortgagor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, insolvency, reorganization, arrangement, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect.

(g) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any principal, general partner or managing member of Mortgagor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any principal, general partner or managing member of Mortgagor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such principal, general partner or managing member of Mortgagor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal, general partner or managing member of Mortgagor or for any Indemnitor, or for any substantial part of any of the properties of Mortgagor, of any such principal, general partner or managing member of Mortgagor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced or entered, as applicable.

(h) The Property or any part thereof is taken on execution or other process of law in any action against Mortgagor.

(i) Mortgagor abandons all or a portion of the Property.

(j) The holder of any lien or security interest on the Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(k) The Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration in violation of the terms hereof so that the value of the Property is materially diminished thereby and Mortgagee reasonably determines that it is not adequately protected from any loss, damage or risk associated therewith.

(l) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor, any of its principals, any general partner or any managing member, or any Indemnitor.

(m) Mortgagor or Property Manager terminates or modifies the Property Management Agreement in any material respect without Mortgagee’s consent or otherwise in accordance with Section 7.1 hereof.

(n) any losses incurred by Mortgagee due to the representations and warranties contained in Sections 10.8 and 10.9 not being true and correct in all material respects as of the date made.

ARTICLE XV

REMEDIES

15.1 Remedies Available. If there shall occur an Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest,

notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee’s reasonable judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof, and all reasonable out-of-pocket sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

(c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

(d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 15.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

(e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee. In the event foreclosure proceedings are instituted by Mortgagee, all reasonable, out-of-pocket expenses incident to such proceedings, including, but not limited to, reasonable attorneys’ fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

(f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Mortgagee, to enforce the payment of the Debt or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

(g) Power of Sale. In addition to the remedies in this Section 15.1, upon the occurrence of an Event of Default, the Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement (at Mortgagee’s option), pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Property at public auction and convey the same to the purchaser in fee simple in one parcel or separate lots and parcels and, out of the proceeds arising from such sale Mortgagee is authorized and empowered to retain the principal and interest due on the Note and the indebtedness secured hereby, together with all such sums of money as Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute, with interest thereon and herein provided, and all costs and expenses of such foreclosure including the maximum attorneys’ fees permitted by law, which costs, charges and fees the Mortgagor agrees to pay, with the balance, if any, to be paid to the persons entitled thereto by law.

(h) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

15.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

(a) To payment of the reasonable out-of-pocket costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee’s rights and remedies hereunder and under the other Loan Documents, including, but not limited to, Mortgagee’s fees and expenses, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

(d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

15.3 Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default, and entry upon the Property pursuant to Section 15.1(b) hereof or appointment of a receiver pursuant to Section 15.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee’s or the receiver’s sole, good faith discretion, all at Mortgagor’s expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole, good faith discretion deem appropriate to place the Property in such condition as will, in Mortgagee’s sole but reasonable discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Mortgagee may in its sole but reasonable discretion deem appropriate; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole but reasonable discretion deem appropriate to implement and effectuate the rights and powers granted herein and in the other Loan Documents; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee or the receiver in its sole, good faith discretion deems appropriate to protect the security hereof and use such measures, legal or equitable, as Mortgagee or the receiver may in its sole discretion deem appropriate to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any Tenant, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee (made only from and after an Event of Default), to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such Tenant or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage or under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby irrevocably constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Mortgagor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently. Any money advanced by Mortgagee in connection with any action taken under this Section 15.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing all or any portion of the Debt.

15.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Mortgagor (except Tenants under Leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the higher of either (i) any rate provided in a lease then in effect with Mortgagor or, if none exists, then (ii) the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Premises is located.

15.5 Notice to Account Debtors. Mortgagee may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Mortgagor included in the Property to pay

Mortgagee directly. Mortgagor shall at any time or from time to time upon the reasonable request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

15.6 Cumulative Remedies. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise.

15.7 Payment of Expenses. Mortgagor shall pay within ten (10) days of written demand all of Mortgagee’s reasonable expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

15.8 Mortgagor’s Waivers. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Mortgagor, for Mortgagor and Mortgagor’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Mortgagor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of Title II, United State Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

15.9 Submission to Jurisdiction; Waiver of Jury Trial.

(a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b) MORTGAGOR AND MORTGAGEE BY ITS ACCEPTANCE OF THIS MORTGAGE, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MORTGAGOR HEREBY CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID TO MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED HEREINABOVE.

(c) IN ADDITION, MORTGAGOR AND MORTGAGEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS MORTGAGE, THE DEBT, THE NOTE AND THE OTHER LOAN

DOCUMENTS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE OTHER PARTY OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN MORTGAGOR AND MORTGAGEE. THIS WAIVER OF A RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

ARTICLE XVI

MISCELLANEOUS TERMS AND CONDITIONS

16.1 Time of Essence. Time is of the essence with respect to all provisions of this Mortgage.

16.2 Release of Mortgage. If all of the Debt be paid, then and in that event only, all rights under this Mortgage, except for those provisions hereof which by their terms survive, shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record, or at Mortgagor’s request, assigned by Mortgagee in due form at Mortgagor’s reasonable cost.

16.3 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage with a copy, in the case of notices to Mortgagor, to Dreier LLP, 499 Park Avenue, NY, NY 10022, Mark S. Fawer, Esq. or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

16.4 Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. The term “Mortgagee” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If more than one person or entity is the “Mortgagor” hereunder, each is jointly and severally liable to perform the obligations of Mortgagor hereunder and all representations, warranties, covenants and agreements made by Mortgagor hereunder are joint and several.

16.5 Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

16.6 Gender. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

16.7 Waiver; Discontinuance of Proceedings. Mortgagee may waive any single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. No waiver of an Event of Default shall be valid for any purpose hereunder unless given in writing by Mortgagee. Mortgagee may cure any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor or Mortgagee therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagor or Mortgagee, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

16.8 Section Headings. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

16.9 Governing Law. THIS MORTGAGE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES.

16.10 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the state in which the Premises are located and in New York, New York are authorized by law to be closed.

16.11 Relationship of the Parties. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

16.12 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

16.13 Cross Default. An Event of Default hereunder shall be a default under each of the other Loan Documents.

16.14 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Mortgage, and that the provisions of this Mortgage shall control over the provisions of the Assignment of Leases and Rents and Profits, the Environmental Indemnity Agreement and the other Loan Documents.

16.15 No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Property.

16.16 Rights With Respect to Junior Encumbrances. Without implying that any person or entity has the right to do so, any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

16.17 Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals, managing members or managing members in

Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

16.18 Intentionally Omitted.

16.19 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if the signatory(s) hereto had signed the same signature page.

16.20 Recording and Filing. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

16.21 Entire Agreement and Modifications. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

16.22 Maximum Interest. The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Mortgagee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Mortgagee, be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Mortgagor and Mortgagee.

16.23 Non-Recourse Provisions. The non-recourse provisions of Sections 6(a), 6(b) and 6(c) of the Note are expressly made a part of this Mortgage by reference in the same manner and with the same effect as if such Sections were set forth herein in their entirety.

16.24 Certain Matters Relating to Property Located in the State of Minnesota.

(a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 16.24 and the terms and conditions of this Mortgage, the terms and conditions of this Section 16.24 shall control and be binding.

(b) Property. The definition of Property shall be as set forth in this Mortgage, except that for purposes of the Mortgagee exercising its remedies hereunder in Minnesota, all references herein to Property or any component of Property shall refer to the Property or component thereof in Minnesota.

(c) Future Advances.

(i) To the extent that this Mortgage secures future advances other than the advance evidenced by the Note, the amount of such advances is not currently known. The acceptance of this Mortgage by Mortgagee, however, constitutes an acknowledgement that Mortgagee has been informed of the MRT (defined below), as set forth in Minnesota Statutes §287.05, Subd. 5, and intends to comply with the provisions contained in this Section 16.24(c)(i)

(ii) The maximum principal amount of indebtedness secured by this Mortgage at any one time shall be $19,750,000.00 plus amounts exempt from or not subject to the Mortgage Registry Tax (“MRT”) and amounts on which MRT has been paid.

(iii) The provisions contained in this Section 16.24 are made solely for the benefit of county recording authorities in determining MRT payable as a prerequisite to the recording of this Mortgage. Mortgagor acknowledges that such provisions do not constitute or imply an agreement by Mortgagee to make any future advances to Mortgagor.

(iv) Notwithstanding any other provision of this Mortgage to the contrary, any principal indebtedness as to which MRT is payable shall not be secured by this Mortgage unless and until such MRT is paid on the principal amount set forth in (b) above.

(d) Non-Agricultural Use.

Mortgagor represents and warrants that as of the date of this Mortgage, the Property is not in agricultural use as defined in Minn. Stat. § 40A.02, Subd. 3, and is not used for agricultural purposes.

(e) Maturity Date. The Note matures on April 1, 2017.

(f) Amended Provisions. This Mortgage is hereby amended by the following:

(i) The first sentence of Section 6.1 herein is hereby amended by inserting at the beginning of such sentence the text “As additional security for repayment of the Loan,”; and

(ii) Section 6.1 is hereby amended by inserting at the end thereof the following text: “Notwithstanding the foregoing, all Rents collected by the Mortgagee or any receiver shall be applied first in the order that Minnesota Statutes Section 576.01, subdivision 2 (or any successor or other statute governing the application of rents) requires, then as this Section 6.1 provides.”

(iii) Section 15.2 is hereby amended by inserting at the end thereof the following text: “Notwithstanding the foregoing, all Rents collected by the Mortgagee or any receiver shall be applied first in the order that Minnesota Statutes Section 576.01, subdivision 2 (or any successor or other statute governing the application of rents) requires, then as this Section 15.2 provides.”

(g) Application of Rents.

(i) Notwithstanding anything herein to the contrary, Rents received by Mortgagee or a receiver during or with respect to a period after a foreclosure sale of the Property shall be applied as follows:

a. If the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;

b. If the purchaser at the foreclosure sale is Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the indebtedness secured by this Mortgage and the balance to be retained by Mortgagee as a credit to the redemption price, but if the Property is not redeemed, then to Mortgagee, whether or not such deficiency exists.

The rights and powers of Mortgagee hereunder with respect to Leases and the application of the Rents shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose this Mortgage, after any foreclosure sale of Mortgagor’s interest in the Property in connection with the foreclosure of this Mortgage, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Indebtedness exists after such foreclosure sale.

(h) Interest. The Debt includes interest accruing at the rate or rates stated in the Note on the principal amount this Mortgage secures.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage under seal the day and year first written above.

MORTGAGOR:

DEERFIELD LUXURY TOWNHOMES, LLC,
a Delaware limited liability company

By:	Deerfield Townhomes, Inc., a Delaware
corporation, its managing member

	By:	/s/ Ezra Beyman
		Name:	Ezra Beyman
		Title:	President

Mortgage

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

I CERTIFY as follows:

1. On                     , 2007, Ezra Beyman personally appeared before me;

2. I was satisfied that this person is the person who executed the attached instrument as President of Deerfield Townhomes, Inc., a Delaware corporation, the managing member, of Deerfield Luxury Townhomes, LLC, a Delaware limited liability company, the limited liability company named in the attached instrument; and

3. This person states that he was authorized to execute the instrument on behalf of said limited liability company and that he executed the instrument as the act of such limited liability company.

/s/ Geraldine K. Mulligan
Notary Public

My Commission Expires:

[NOTARIAL SEAL]
My commission expires:	GERALDINE K. MULLIGAN
NOTARY PUBLIC-STATE OF NEW YORK
No. 01MU6107653
Qualified in Suffolk County
Commission Expires April 05, 2008

Mortgage Ack.

EXHIBIT A

Legal Description

Hermantown, MN

EXHIBIT A

The Westerly One-Half of the Southwest Quarter of Southwest Quarter and the Westerly One-Half of the Easterly One-Half of the Southwest Quarter of the Southwest Quarter, Section 13, Township 50 North, Range 15 West, St. Louis County, Minnesota, except that part described as follows: Beginning at the Southeast Comer of said West Half of East Half of Southwest Quarter of Southwest Quarter, thence along the Southerly line thereof a distance of 220 feet; thence Northerly parallel to the Easterly line of said West Half of East Half of Southwest Quarter of Southwest Quarter a distance of 440 feet; thence Easterly parallel to the South line of said West Half of East Half of Southwest Quarter of Southwest Quarter 220 feet more or less to the Easterly line of said West Half of East Half of Southwest Quarter of Southwest Quarter; thence Southerly along the Easterly line of said West Half of East Half of Southwest Quarter of Southwest Quarter 440 feet more or less to the Point of Beginning.

EXHIBIT B

Organizational Chart